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                                                                    Exhibit 23.3

Smith & Nephew Group plc
122 rte du Moulin de la Ratte
1236 Cartigny
Geneva

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-4 of our report dated April 11, 2003, except for note 17, which is as of April 22, 2003, relating to the financial statements of Smith & Nephew Group plc, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Stoy Hayward
London, England

April 24, 2003